UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 25, 2005


                               CALPINE CORPORATION
                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 -- ENTRY INTO A MATERIAL  DEFINITIVE  AGREEMENT

     Effective  as  of  February  25,  2005,  Calpine  Steamboat  Holdings,  LLC
("Steamboat"), an indirect subsidiary of Calpine Corporation ("Calpine"), entered into a $503 million non-recourse project finance facility with Calyon New York Branch, as lead arranger, underwriter, co-book runner, administrative agent and collateral agent; Cobank, ACB, as a lead arranger, underwriter, co-syndication agent and co-book runner; HSH Nordbank AG, as a lead arranger, underwriter and co-documentation agent; UFJ Bank Limited, as a lead arranger, underwriter and co-documentation agent; and Bayerische Hypo-Und Vereinsbank AG, New York Branch, as a lead arranger, underwriter and co-syndication agent, and the Lenders from time to time party thereto. The facility will provide up to $215 million in funding to complete the construction of the 375-megawatt Mankato Energy Center in Blue Earth County, Minnesota, and $251.5 million in funding to complete the 250-megawatt Freeport Energy Center, in Freeport, Texas. The facility is initially structured as a construction loan, converting to a term loan upon commercial operations of both plants, and will mature in December 2011. Steamboat may elect to have loans under the facility bear interest at (i) LIBOR plus the applicable margin or (ii) the greater of the prime rate established from time to time by Calyon or the federal funds rate plus 0.50%, plus, in either case, the applicable margin minus 0.75%. The applicable margin for construction loans is 1.75% and for term loans is 1.75% during years one and two, 1.875% during years three and four, and 2.00% thereafter. The facility is secured by substantially all of the assets of the plants and Steamboat, Steamboat's equity in the companies that directly hold the plants and, during the construction period, two Siemens 501F combustion turbines. Steamboat is required to enter into interest rate hedging arrangements for at least half of the loan amount.

     The loans must be prepaid with any amounts which have been held in Steamboat's distribution suspense account for eight quarters; certain liquidated damages received from the construction contractor; certain insurance proceeds that have not been used to repair the plants; certain cost savings associated with the Freeport plant; and certain proceeds received from the offtaker of the Freeport plant upon the sale of the Freeport plant to such offtaker pursuant to an option described in the capacity sales agreement with the off taker. Upon the occurrence of an event of default, Steamboat is required to use certain project funds to prepay the loans at the direction of the majority lenders. In addition, the facility could be accelerated upon the occurrence of an event of default. Events of default include failure to pay interest, principal and other amounts when due; other breaches under the facility (subject to applicable cure periods) including material misrepresentations or omissions with respect to representations; loss of or damage to a substantial portion of the collateral securing the facility; abandonment of the plants; failure to maintain applicable regulatory status and permits; certain changes in control of Steamboat or the plants; cross defaults to material project documents, other credit and security documents and other indebtedness in excess of $1 million; unenforceability or termination in material part of the credit documents, material project documents or any security; and certain insolvency events.

     Steamboat is obligated under the terms of the facility to comply with certain covenants, including restrictions on its use of proceeds of loans under the facility; incurrence of liens; incurrence of debt; making investments; paying dividends or distributions; selling or leasing assets; entering into certain affiliate transactions; changing the nature of its business; and amending material project documents. Steamboat also affirmatively covenants to complete the construction of and to operate and maintain the plants; to maintain certain debt service and debt to equity ratios and provide certain financial information, operating budgets and notices of certain events to the lenders under the facility. Steamboat has provided indemnities to the lenders and agents with respect to certain claims, other than such claims arising out of the gross negligence or willful misconduct of an indemnified party. The assets and liabilities of Steamboat will be kept wholly separate from those of all other entities, including Calpine and its other affiliates and Steamboat will pay its operating expenses and liabilities from its own funds.

ITEM 2.03 -- CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

     99.1 Press Release dated March 3, 2005.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President and Controller
                                       Chief Accounting Officer

Date: March 10, 2005

                                 EXHIBIT INDEX


                     Exhibit            Description
                     -------   -----------------------------
                     99.1      Press release


================================================================================

EXHIBIT 99.1

NEWS RELEASE                                             CONTACTS:  408-995-5115
                                   Media Relations:  Katherine Potter, Ext. 1168
                                    Investor Relations:  Karen Bunton, Ext. 1121

            Calpine Obtains $503 Million Project Finance Facility for
                    Its Mankato and Freeport Energy Centers

     (SAN JOSE, CALIF.) - PR Newswire-First Call/March 3, 2005 - Calpine Corporation's [NYSE: CPN] indirect subsidiary Calpine Steamboat Holdings, LLC (Steamboat) has closed on a $503 million, non-recourse project finance facility that will provide funding to complete the construction of the 375-megawatt Mankato Energy Center (Mankato) in Blue Earth County, Minn., and the 250-megawatt Freeport Energy Center (Freeport), in Freeport, Texas. The project finance facility will initially be structured as a construction loan, converting to a term loan upon commercial operations of the plants, and will mature in December 2011. The facility will initially be priced at LIBOR plus 1.75%, or currently 4.5%. Steamboat is required to enter into interest rate hedging arrangements for at least half of the loan amount in the next several weeks.

     A group of five banks underwrote the project finance facility. Calyon served as lead arranger, underwriter, co-book runner, and administrative agent; CoBank as lead arranger, underwriter, co-book runner, and co-syndication agent; HVB Group as lead arranger, underwriter, and co-syndication agent; HSH Nordbank as lead arranger, underwriter, and co-documentation agent; and UFJ Bank Limited, as lead arranger, underwriter, and co-documentation agent.

     "This marks the first time that Calpine's strategy of managing every aspect of a power plant, from development and construction to operations and maintenance, has been financed in the broader commercial bank market," said Calpine Vice President, Finance, Brian Harenza. "We are pleased the bank market supports this next step in our evolution to a vertically integrated energy company. We appreciate the continued support of these core institutions in completing this financing, and we look forward to working with them on future transactions."

     Upon closing, Calpine received approximately $97 million for construction costs spent to date on the two projects. The remaining amount available under the project finance facility will be used to fund the completion of the projects. As part of the closing, Calpine funded a $25 million letter of credit for each project as credit support for construction activities.

     Calpine will sell the entire amount of the output of the Mankato project to Northern States Power under a 20-year power sales agreement. Mankato is expected to begin commercial operations in June 2006. Calpine's wholly owned subsidiary Calpine Construction Management Company, Inc. (CCMCI) is using its Calpine Construct Plus approach to build the plant. CCMCI serves as general contractor and manages all aspects of the project including design, engineering, and equipment procurement through completion. This construction approach allows for maximum flexibility to schedule and manage work to enhance safety and quality, as well as improve plant efficiency and reliability. In addition, Calpine Operating Services Company, Inc. (COSCI), a subsidiary of Calpine, will operate and maintain the facility.

     From its Freeport project, Calpine will sell steam and approximately 200 megawatts of power to The Dow Chemical Company under a 25-year power and steam sales agreement. Freeport will sell the remaining 50 megawatts of power to Calpine Energy Services, L.P., an affiliate of Calpine, under an index-based power purchase agreement. Freeport is expected to enter commercial operations in multiple stages, with the first phases expected to occur in the fall of 2005 and the last phase in November 2006. CCMCI is also building Freeport using its Calpine Construct Plus approach, and COSCI has contracted with Freeport to perform all major maintenance at the facility.

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states, three Canadian provinces and the United Kingdom. Its customized products and services include wholesale and retail electricity, natural gas, gas turbine components and services, energy management, and a wide range of power plant engineering, construction and operations services. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) a competitor's development of lower cost generating gas-fired power plants; (vi) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vii) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K/A, amendment number 2, for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.